EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our report dated February 10, 2006 (except for Note 18, as to which the date is February 28, 2006, and Note 17, as to which the date is April 7, 2006), with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company and our report dated February 10, 2006 with respect to The Sherwin-Williams Company management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of The Sherwin-Williams Company, which appears in this Current Report on Form 8-K of The Sherwin-Williams Company:

Registration
Number	Description
333-129582
The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan, The Sherwin-Williams 2005 Key Management Deferred Compensation Plan and The Sherwin-Williams Company 2005 Director Deferred Fee Plan

333-105211	The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Form S-8 Registration Statement

333-101229	The Sherwin-Williams Company 2003 Stock Plan Form S-8 Registration Statement

333-66295
The Sherwin-Williams Company Deferred Compensation Savings Plan, The Sherwin-Williams Company Key Management Deferred Compensation Plan and The Sherwin-Williams Company Director Deferred Fee Plan Form S-8 Registration Statement

333-61735	The Sherwin-Williams Company Form S-3 Registration Statement

333-41659	The Sherwin-Williams Company Form S-3 Registration Statement

333-25671	The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors Form S-8 Registration Statement

333-25669	The Sherwin-Williams Company 1994 Stock Plan Form S-8 Registration Statement

333-25607	The Sherwin-Williams Company Form S-4 Registration Statement

333-01093	The Sherwin-Williams Company Form S-3 Registration Statement

333-00725	The Sherwin-Williams Company Form S-4 Registration Statement

33-52227	The Sherwin-Williams Company 1994 Stock Plan Form S-8 Registration Statement

33-22705	The Sherwin-Williams Company Form S-3 Registration Statement
         /s/ Ernst & Young LLP
Cleveland, Ohio
April 18, 2006